UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
Pursuant to Section 12(b) or (g)
of the Securities Exchange Act of 1934

FNCB Bancorp, Inc.
(Exact name of registrant as specified in its Charter)

Pennsylvania	23-2900790
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

102 E. Drinker St., Dunmore, PA, 18512

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: 570.346.7667

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so	Name of each exchange on which
registered	each class is to be registered
Common Stock, $1.25 par value	The Nasdaq Stock Market LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A. (c) or (e), check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A. (d) or (e), check the following box. ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box. ☐

Securities Act registration statement or Regulation A offering statement file number to which this form relates: N/A

Securities to be registered pursuant to Section 12(g) of the Act: None

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1. Description of Registrant’s Securities to be Registered.

This registration statement relates to common stock, par value $1.25 per share (the “Common Stock”), of FNCB Bancorp, Inc., formerly First National Community Bancorp, Inc. (the “Registrant”). The description of the Common Stock set forth under the heading “Description of the Holding Company’s Stock” in the Registrant’s prospectus that constitutes a part of the Registration Statement on Form S-4 (File No. 333-24121) initially filed with the Securities and Exchange Commission on March 28, 1997, as subsequently amended from time to time thereafter, is hereby incorporated herein by reference. In addition, any description of the Common Stock contained in a form of prospectus relating to the Registration Statement subsequently filed by the Registrant pursuant to Rule 424(b) under the Securities Exchange Act of 1933, as amended, is hereby incorporated herein by reference.

Item 2.      Exhibits.

In accordance with “Instructions as to Exhibits” with respect to Form 8-A, no exhibits are required to be filed as part of this registration statement because no other securities of the Registrant are registered on The Nasdaq Stock Market LLC and the securities registered hereby are not being registered by the Registrant pursuant to Section 12(g) of the Securities and Exchange Act of 1934, as amended.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FNCB BANCORP, INC.
(Registrant)

	By:	/s/ James M. Bone, Jr., CPA
James M. Bone, Jr., CPA
Executive Vice President and Chief Financial Officer

Dated: March 1, 2018